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                                                                 EXHIBIT 3.13(b)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF


                       CABLENET, INC.       1589357
--------------------------------------------------------------------------------
         CORPORATE NAME AND NMSCC CERTIFICATE OF INCORPORATION NUMBER

   Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

FIRST: (Note 1) The coporate name of the corporation is  CABLENET, INC.


SECOND: (Note 2) The following amendment to the Articles of Incorporation was adopted by the officers/stockholders of the corporation on November 15, 1993 in the manner prescribed by the New Mexico Business Corporation Act:
(INSERT AMENDMENT OR ATTACH SCHEDULE, IF NEEDED, AN INDICATION SHOULD BE GIVEN TO REFLECT WHICH ARTICLE NUMBER HAS BEEN AMENDED)

Amend Article 1 to change corporate name to SPACENET, INC.




THIRD: (Note 3) The number of shares of the corporation outstanding at the time of such adoption was 100 and the number of shares entitled to vote thereon was 100.



FOURTH: (Note 4) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

               CLASS                             NUMBER OF SHARES
            A.   COMMON                                100



FIFTH: (Note 3) The number of shares voting for such amendment was 100 and the number of shares voting against such amendment was -0-


SIXTH: (Note 4) The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:



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                  CLASS                       NUMBER OF SHARES VOTING
               A.   COMMON                   FOR                 AGAINST
                                             100                   -0-




SEVENTH: (Note 5) The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                 NOT APPLICABLE






DATED: November 15, 1993



                                            CABLENET, INC.
                                 -----------------------------------------
                                 (Note 1)   CORPORATE NAME

                                 By
                                      ------------------------------------
                                 (Note 6)   Its President/Vice President

                                 And
                                      ------------------------------------
                                 (Note 6)   Its Secretary/Asst. Secretary

Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.



                                        ---------------------------------
                                        (One of the above officers signs)